                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549



                                       FORM 8-K



                                    CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):   July 28, 1998



                               TELETECH HOLDINGS, INC.
                (Exact name of Registrant as Specified in Its Charter)




           Delaware                        0-21055              84-1291044
------------------------------     -----------------------   -----------------
(State or Other Jurisdiction of    (Commission file number)  (I.R.S. Employer
Incorporation or Organization)                              Identification No.)





                           1700 LINCOLN STREET, SUITE 1400
                                DENVER, COLORADO 80203
                                    (303) 894-4000

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




                                    (303) 894-4000
                 ---------------------------------------------------
                 (Registrant's Telephone Number, Including Area Code)



                                          N/A
            ------------------------------------------------------------
            (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On June 8, 1998, the Company acquired all of the outstanding capital stock of Digital Creators, Inc., a Colorado corporation ("Digital"), in exchange for 1,069,000 shares of Common Stock. In connection with such transaction, TeleTech Holdings, Inc. ("TeleTech" or the "Company") agreed to register all of the shares of Common Stock issued to the former stockholders of Digital to enable the resale of such shares without restriction.

     On June 17, 1998, the Company acquired EDM Electronic Direct Marketing Ltd., a corporation incorporated under the laws of the Province of Ontario ("EDM"), pursuant to a recapitalization of the capital stock of EDM. In connection with such recapitalization, TeleTech (i) created a series of preferred stock consisting of one share of Series A Preferred Stock, par value $.01 per share, of TeleTech and (ii) obligated itself to issue an aggregate of 1,836,493 shares of Common Stock upon the exchange of outstanding exchangeable shares of EDM by the holders thereof. TeleTech also agreed to register all of the shares of Common Stock it has issued or will issue upon exchange of the outstanding exchangeable shares of EDM to enable the resale of such shares of Common Stock without restriction.

     The Company accounted for its acquisitions of both Digital and EDM as poolings of interests. Accordingly, this Form 8-K is being filed, on a voluntary basis, to provide certain historical financial information that has been restated to give effect to such acquisitions. Upon filing, the supplemental consolidated financial statements contained herein will become the historical consolidated financial statements of the Company after financial statements are issued covering the dates of consummation of the Digital and EDM acquisitions.

TABLE OF CONTENTS:

                                                                          Page
                                                                          ----
 Report of Arthur Andersen LLP . . . . . . . . . . . . . . . . . . . . .      3

 Supplemental Consolidated Balance Sheets as of December 31, 1996 and
      December 31, 1997. . . . . . . . . . . . . . . . . . . . . . . . .      4

 Supplemental Consolidated Statements of Income for the years
      ended December 31, 1995, 1996 and 1997 . . . . . . . . . . . . . .      6

 Supplemental Consolidated Statements of Stockholders' Equity for the
      years ended December 31, 1995, 1996 and 1997 . . . . . . . . . . .      7

 Supplemental Consolidated Statements of Cash Flows for the years ended
      December 31, 1995, 1996 and 1997 . . . . . . . . . . . . . . . . .      8

 Notes to Supplemental Consolidated Financial Statements . . . . . . . .     10

 Supplemental Condensed Consolidated Balance Sheets as of
      December 31, 1997 and March 31, 1998, unaudited. . . . . . . . . .     27

 Supplemental Condensed Consolidated Statements of Income for the
      three-month periods ended March 31, 1997 and March 31, 1998,
      unaudited. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29

 Supplemental Condensed Consolidated Statement of Cash Flows for the
      three-month periods ended March 31, 1997 and March 31, 1998,
      unaudited. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30

 Notes to the Unaudited Supplemental Condensed Consolidated Financial
      Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31


              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To TeleTech Holdings, Inc.:

     We have audited the accompanying supplemental consolidated balance sheets of TELETECH HOLDINGS, INC. (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1997, and the related supplemental consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. The supplemental consolidated statements give retroactive effect to the mergers with Digital Creators, Inc. on June 8, 1998 and with EDM Electronic Marketing Ltd. on June 17, 1998, which have been accounted for as pooling of interests, as described in Note 17. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TeleTech Holdings, Inc. and subsidiaries as of December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, after giving retroactive effect to the mergers with Digital Creators, Inc. and EDM Electronic Marketing Ltd., as described in Note 17, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Denver, Colorado,
February 6, 1998 (except for the matters discussed in Note 17, as to which the dates are February 17, 1998, June 8, 1998 and June 17, 1998.)

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1997
                                                                                            ----------  ----------
                                          ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...............................................................  $    5,564  $    7,338
  Short-term investments..................................................................      72,512      69,633
  Accounts receivable, net of allowance for doubtful accounts of $1,462 and $2,327,
    respectively..........................................................................      32,897      43,664
  Prepaids and other assets...............................................................       4,183       1,220
  Deferred tax asset......................................................................       1,128       2,902
                                                                                            ----------  ----------
        Total current assets..............................................................     116,284     124,757
                                                                                            ----------  ----------

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $11,756 and $21,812,
 respectively.............................................................................      24,859      53,738
                                                                                            ----------  ----------

OTHER ASSETS:
  Deferred contract costs, net of amortization of $1,658 and $2,361, respectively.........         703          --
  Long-term accounts receivable...........................................................          --       4,274
  Goodwill, net of amortization of $238 and $587, respectively............................       3,257       7,295
  Investment in affiliated company accounted for under the equity method..................         679         981
  Other assets............................................................................       1,229       1,322
                                                                                            ----------  ----------
        Total assets......................................................................  $  147,011  $  192,367
                                                                                            ----------  ----------
                                                                                            ----------  ----------

   The accompanying notes are an integral part of these supplemental balance sheets.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS (CONTINUED)
                             (AMOUNTS IN THOUSANDS)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1997
                                                                                            ----------  ----------
                           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt.......................................................  $    5,057  $    5,910
  Bank overdraft..........................................................................         362       1,094
  Accounts payable........................................................................       6,379       8,086
  Accrued employee compensation...........................................................       8,534      12,244
  Accrued income taxes....................................................................       3,194       2,507
  Other accrued expenses..................................................................       3,460      11,694
  Customer advances, deposits and deferred income.........................................         787       1,472
                                                                                            ----------  ----------
        Total current liabilities.........................................................      27,773      43,007

DEFERRED TAX LIABILITIES..................................................................         564       1,217

LONG-TERM DEBT, net of current portion:
  Capital lease obligations...............................................................       9,854       9,432
  Other debt..............................................................................         290         459
                                                                                            ----------  ----------
        Total liabilities.................................................................      38,481      54,115
                                                                                            ----------  ----------

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY:
  Common stock; $.01 par value; 150,000,000 shares authorized; 57,155,969 and 59,262,397 shares, respectively, issued; and 57,057,159 and 59,163,587 shares, respectively,
    outstanding...........................................................................         571         592
  Additional paid-in capital..............................................................      94,059     104,016
  Accumulated other comprehensive income..................................................          98        (922)
    Unearned compensation-restricted stock................................................        (254)       (127)
  Treasury stock, 98,810 shares, at cost..................................................        (988)       (988)
  Retained earnings.......................................................................      15,044      35,681
                                                                                            ----------  ----------
        Total stockholders' equity........................................................     108,530     138,252
                                                                                            ----------  ----------
        Total liabilities and stockholders' equity........................................  $  147,011  $  192,367
                                                                                            ----------  ----------
                                                                                            ----------  ----------

   The accompanying notes are an integral part of these supplemental balance sheets.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                   1995        1996        1997
                                                                                 ---------  ----------  ----------
REVENUES.......................................................................  $  54,933  $  171,265  $  279,057

OPERATING EXPENSES:
  Costs of services............................................................     30,941     104,142     178,702
  Selling, general and administrative expenses.................................     19,230      43,504      67,208
                                                                                 ---------  ----------  ----------
        Total operating expenses...............................................     50,171     147,646     245,910
                                                                                 ---------  ----------  ----------

INCOME FROM OPERATIONS.........................................................      4,762      23,619      33,147
OTHER INCOME (EXPENSE):
  Interest expense.............................................................       (496)     (1,160)     (1,166)
  Interest income..............................................................        594       1,406       3,399
  Equity in income (losses) of affiliate.......................................     --             (70)        302
  Other (Note 14)..............................................................      2,370        (158)       (225)
                                                                                 ---------  ----------  ----------
                                                                                     2,468          18       2,310
                                                                                 ---------  ----------  ----------
INCOME BEFORE INCOME TAXES.....................................................      7,230      23,637      35,457

  Provision for Income Taxes...................................................      2,992       9,773      14,123
                                                                                 ---------  ----------  ----------

NET INCOME.....................................................................  $   4,238  $   13,864  $   21,334
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------

WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic........................................................................     52,624      54,522      58,435
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------
  Diluted......................................................................     55,882      58,152      61,646
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------

NET INCOME PER SHARE
  Basic........................................................................  $     .08  $      .25  $      .37
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------
  Diluted......................................................................  $     .08  $      .24  $      .35
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------

 The accompanying notes are an integral part of these supplemental statements.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                             (AMOUNTS IN THOUSANDS)

                               MANDATORILY REDEEMABLE,
                                CONVERTIBLE PREFERRED
                                        STOCK                  TREASURY STOCK              COMMON STOCK        COMMON STOCK OF
                               ------------------------  --------------------------  ------------------------     COMBINED
                                 SHARES       AMOUNT        SHARES        AMOUNT       SHARES       AMOUNT        ENTITIES
                               -----------  -----------     ------      -----------  -----------  -----------  ---------------
BALANCES, January 1, 1995....      --        $  --            --         $  --           --        $  --          $      25
  Issuance of Preferred
    Stock....................       1,860       12,000
  Reclassify retained
    earnings to additional
    paid-in capital upon
    termination of S
    corporation election.....
  Stock exchange.............                                                            40,700          407            (25)
  Distribution to
    stockholder..............
  Net income.................
  Comprehensive income.......
  Dividends accrued on
    Preferred Stock..........                      867
                               -----------  -----------     ------      -----------  -----------  -----------  ---------------
BALANCES, December 31,
  1995.......................       1,860       12,867        --            --           40,700          407         --
  Purchase of Access 24......                                                               970           10
  Translation adjustments....
  Dividends on Preferred
    Stock....................                      422
  Issuance of restricted
    stock....................                                                                76            1
  Compensation expense on
    restricted stock.........
  Conversion of Preferred
    Stock....................      (1,860)     (13,289)                                   9,300           93
  Issuance of common stock...                                                             5,944           59
  Acquisition of treasury
    stock....................                                  99             (988)
  Exercise of stock
    options..................                                                               166            1
  Tax benefit of stock option
    exercises................
  Net income.................
  Comprehensive income.......
  Distribution to
    stockholder..............
                               -----------  -----------     ------      -----------  -----------  -----------  ---------------
BALANCES, December 31,
  1996.......................      --           --             99             (988)      57,156          571         --
  Employee stock purchase
    plan.....................                                                                28
  Acquisition of TMI.........                                                               100            1
  Translation adjustments....
  Compensation expense on
    restricted stock.........
  Exercise of stock
    options..................                                                               470            5
  Tax benefit of stock option
    exercises................
  Issuance of common stock...                                                             1,508           15
  Net income.................
  Comprehensive income.......
  Distribution to
    stockholder..............
                               -----------  -----------     ------      -----------  -----------  -----------  ---------------
BALANCES, December 31,
  1997.......................      --        $  --             99        $    (988)      59,262    $     592      $  --
                               -----------  -----------     ------      -----------  -----------  -----------  ---------------
                               -----------  -----------     ------      -----------  -----------  -----------  ---------------




                               ADDITIONAL   ACCUMULATED OTHER      UNEARNED
                                 PAID-IN      COMPREHENSIVE      COMPENSATION      RETAINED      COMPREHENSIVE     TOTAL STOCK-
                                 CAPITAL         INCOME        RESTRICTED STOCK    EARNINGS         INCOME        HOLDERS' EQUITY
                               -----------  -----------------  -----------------  -----------  -----------------  ---------------
BALANCES, January 1, 1995....   $  --           $  --              $  --           $   2,367                         $   2,392
  Issuance of Preferred
    Stock....................
  Reclassify retained
    earnings to additional
    paid-in capital upon
    termination of S
    corporation election.....       2,172                                             (2,172)
  Stock exchange.............        (325)                                               (57)
  Distribution to
    stockholder..............                                                         (1,695)                           (1,695)
  Net income.................                                                          4,238           4,238             4,238
                                                                                                      ------
  Comprehensive income.......                                                                          4,238
                                                                                                      ------
                                                                                                      ------
  Dividends accrued on
    Preferred Stock..........                                                           (867)                             (867)
                               -----------        -------              -----      -----------                     ---------------
BALANCES, December 31,
  1995.......................       1,847          --                 --               1,814                             4,068
  Purchase of Access 24......       4,841                                                                                4,851
  Translation adjustments....                          98                                                 98                98
  Dividends on Preferred
    Stock....................                                                           (422)                             (422)
  Issuance of restricted
    stock....................         379                               (380)
  Compensation expense on
    restricted stock.........                                            126                                               126
  Conversion of Preferred
    Stock....................      13,196                                                                               13,289
  Issuance of common stock...      71,939                                                                               71,998
  Acquisition of treasury
    stock....................                                                                                             (988)
  Exercise of stock
    options..................         249                                                                                  250
  Tax benefit of stock option
    exercises................       1,608                                                                                1,608
  Net income.................                                                         13,864         13,864             13,864
                                                                                                     ------
  Comprehensive income.......                                                                        13,962
                                                                                                     ------
                                                                                                     ------
  Distribution to
    stockholder..............                                                           (212)                             (212)
                               -----------        -------              -----      -----------                     ---------------
BALANCES, December 31,
  1996.......................      94,059              98               (254)         15,044                           108,530
  Employee stock purchase
    plan.....................         440                                                                                  440
   Acquisition of TMI.........      1,797                                                                                 1,798
   Translation adjustments....                     (1,020)                                           (1,020)            (1,020)
   Compensation expense on
    restricted stock.........                                            127                                               127
   Exercise of stock
    options..................       1,912                                                                                1,917
   Tax benefit of stock option
    exercises................       3,160                                                                                3,160
   Issuance of common stock...      2,648                                                                                2,663
   Net income.................                                                        21,334         21,334             21,334
                                                                                                     ------
  Comprehensive income.......                                                                        20,314
                                                                                                     ------
                                                                                                     ------
  Distribution to
    stockholder..............                                                           (697)                             (697)
                                -----------        -------              -----      -----------                     ---------------
 BALANCES, December 31,
  1997.......................   $ 104,016       $    (922)         $    (127)      $  35,681                         $ 138,252
                                -----------        -------              -----      -----------                     ---------------
                                -----------        -------              -----      -----------                     ---------------

 The accompanying notes are an integral part of these supplemental statements.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                             (AMOUNTS IN THOUSANDS)

                                                                                   1995        1996        1997
                                                                                ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................................................  $    4,238  $   13,864  $   21,334
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................................       2,227       7,242      11,331
    Allowance for doubtful accounts...........................................         616         673         865
    Deferred income taxes.....................................................          21        (585)     (1,169)
    Equity in (income) losses of affiliate....................................      --              70        (302)
    Deferred compensation expense.............................................      --             126         127
    Changes in assets and liabilities:
      Accounts receivable.....................................................      (6,298)    (21,702)    (15,421)
      Prepaids and other assets...............................................        (140)     (1,170)        175
      Deferred contract costs.................................................        (346)     (2,015)     --
      Accounts payable and accrued expenses...................................       3,114      11,500      12,012
      Customer advances, deposits and deferred income.........................         150           7         455
                                                                                ----------  ----------  ----------
      Net cash provided by operating activities...............................       3,582       8,010      29,407
                                                                                ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..........................................      (1,850)     (8,212)    (34,803)
  Purchase of TMI, net of cash acquired.......................................      --          --          (2,440)
  Purchase of Access 24, net of cash acquired.................................      --          (2,461)     --
  Proceeds from sale of interest in Access 24 UK Limited......................      --           3,905      --
  Temporary deposit on new call center........................................      --          (3,000)      3,000
  Changes in accounts payable and accrued liabilities related to investing
    activities................................................................      --           1,196        (190)
  Decrease (increase) in short-term investments...............................     (10,361)    (62,151)      2,841
                                                                                ----------  ----------  ----------
    Net cash used in investing activities.....................................     (12,211)    (70,723)    (31,592)
                                                                                ----------  ----------  ----------

 The accompanying notes are an integral part of these supplemental statements.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                       (AMOUNTS IN THOUSANDS) (CONTINUED)

                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in bank overdraft......................................  $     867  $  (1,065) $     745
  Net increase (decrease) in short-term borrowings...............................        361     (1,000)        --
  Payments on long-term debt.....................................................       (625)      (936)      (216)
  Proceeds from long-term debt borrowings........................................         --         42        593
  Payments under capital lease obligations.......................................       (971)    (1,530)    (4,933)
  Proceeds from common stock issuances...........................................                71,998      3,240
  Proceeds from exercise of stock options........................................         --        250      1,917
  Tax benefit from stock option exercises........................................         --      1,608      3,160
  Acquisition of treasury stock..................................................         --       (988)        --
  Payments under subordinated notes payable to stockholder.......................     (1,104)        --         29
  Distribution to stockholder....................................................     (2,034)      (212)      (678)
  Issuance of Preferred Stock....................................................     12,000         --         --
                                                                                   ---------  ---------  ---------
Net cash provided by financing activities........................................      8,494     68,167      3,857
                                                                                   ---------  ---------  ---------
Effect of exchange rate changes on cash..........................................         --         48        102
                                                                                   ---------  ---------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS........................................       (135)     5,502      1,774
CASH AND CASH EQUIVALENTS, beginning of period...................................        197         62      5,564
                                                                                   ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of period.........................................  $      62  $   5,564  $   7,338
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest.........................................................  $     502  $   1,099  $   1,296
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Cash paid for income taxes.....................................................  $   2,424  $   6,808  $  12,189
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Assets acquired through capital leases.........................................  $   4,106  $  10,483  $   5,229
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Stock issued in purchase of Access 24..........................................  $      --  $   4,851  $      --
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Stock issued in purchase of TMI................................................  $      --  $      --  $   1,798
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Restricted stock issued under employment agreements............................  $      --  $     380  $      --
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

 The accompanying notes are an integral part of these supplemental statements.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

TeleTech Holdings, Inc. ("THI" or the "Company") is a provider of outsourced strategic customer care solutions for Fortune 1000 corporations in targeted industries in the United States, United Kingdom, Australia, New Zealand, Canada and Mexico. Customer care encompasses a wide range of customer acquisition, retention and satisfaction programs designed to maximize the lifetime value of the relationship between the Company's clients and their customers.

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The supplemental consolidated financial statements are composed of the accounts of THI and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

    As more fully discussed in Note 17, during June 1998, the Company entered into business combinations with Digital Creators, Inc. ("Digital") and EDM Electronic Marketing Ltd. ("EDM"). The business combinations have been accounted for as pooling of interests and the historical consolidated financial statements of the Company for all years prior to the business combination have been restated in the accompanying supplemental consolidated financial statements to include the financial position, results of operations and cash flows of Digital and EDM. The supplemental financial statements will become the historical financial statements of the Company upon issuance of financial statements for a subsequent period that includes the dates of the acquisitions.

    The supplemental consolidated financial statements of the Company include reclassifications made to conform the financial statement presentation of Digital and EDM to that of the Company.

FOREIGN CURRENCY TRANSLATION

    The assets and liabilities of the Company's foreign subsidiaries, whose functional currency is other than the U.S. dollar, are translated at the exchange rates in effect on the reporting date, and income and expenses are translated at the weighted average exchange rate during the period. The net effect of translation gains and losses is not included in determining net income, but is accumulated as a separate component of stockholders' equity. The net effect of translation gains on the Company's Mexican subsidiary is included in determining net income, as Mexico is considered a highly inflationary economy. Foreign currency transaction gains and losses are included in determining net income. Such gains and losses were not material for any period presented.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation. Additions, improvements and major renewals are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Amounts paid for software licenses and third-party packaged software are capitalized. Costs relating to the internal development of software are expensed as incurred.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (CONTINUED)

    Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, as follows:

Computer equipment and software...................................  4-5 years
Telephone equipment...............................................  5-7 years
Furniture and fixtures............................................  5-7 years
Leasehold improvements............................................  5-7 years
Vehicles..........................................................    5 years

    Assets acquired under capital lease obligations are amortized over the life of the applicable lease of four to seven years (or the estimated useful lives of the assets, of four to seven years, where title to the leased assets passes to the Company upon termination of the lease).

REVENUE RECOGNITION

    The Company recognizes revenues at the time services are performed. The Company has certain contracts that are billed in advance. Accordingly, amounts billed but not earned under these contracts are excluded from revenues and included in deferred income.

RESEARCH AND DEVELOPMENT

    Research and development costs are charged to operations when incurred and are included in operating expenses. Research and development costs were not material for any period presented.

DEFERRED CONTRACT COSTS

    The Company previously deferred certain incremental direct costs incurred in connection with preparing to provide services under certain long-term facilities management agreements. Costs that were deferred included the costs of hiring dedicated personnel to manage client-owned facilities, their related payroll and other directly associated costs from the time long-term facilities management agreements were entered into until the beginning of providing services. Such costs were amortized over 12 months. Deferred contract costs at December 31, 1995 and 1996, include costs incurred in preparing to provide services under a five-year agreement entered into during October 1995, under which the Company began providing services during April 1996. For the years ended December 31, 1996 and 1997, the Company recorded amortization expense of $1,658,000 and $703,000, respectively.

INTANGIBLE ASSETS

    The excess of cost over the fair market value of tangible net assets and trademarks of acquired businesses is amortized on a straight-line basis over the periods of expected benefit of 15 to 25 years. Amortization of goodwill for the years ended December 31, 1996 and 1997, was $238,000 and $349,000, respectively. There was no amortization expense in 1995.

    Subsequent to an acquisition, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of an intangible asset may warrant revision or that the remaining balance of an intangible asset may not be recoverable. When factors indicate that an intangible asset should be evaluated for possible impairment, the Company uses an estimate of the related business' undiscounted future cash flows over the remaining life of the asset in measuring whether the intangible asset is recoverable. Management does not consider that any provision for impairment of intangible assets is required.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (CONTINUED)

INCOME TAXES

    The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Net deferred tax assets then may be reduced by a valuation allowance for amounts that do not satisfy the realization criteria of SFAS 109.

EARNINGS PER SHARE

    Earnings per share are computed based upon the weighted average number of common shares and common share equivalents outstanding. On May 14, 1996, the Company approved a five-for-one share common stock split, which was effective on July 31, 1996. Common stock amounts, equivalent share amounts and per share amounts have been adjusted retroactively to give effect to the stock split.

    In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS 128, "Earnings Per Share." Under SFAS 128, primary earnings per share previously required under Accounting Principles Board No. 15 is replaced with basic earnings per share. Basic earnings per share is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding. No dilution for any potentially dilutive securities is included. Fully diluted earnings per share as defined under Accounting Principles Board No. 15 is called diluted earnings per share under SFAS 128. Diluted earnings per share reflects the potential dilution assuming the issuance of common shares for all dilutive potential common shares outstanding during the period. For purposes of the calculation of basic earnings per share for 1995 and 1996, net income was reduced by $867,000 and $422,000, respectively, representing dividends on Preferred Stock, to arrive at net income available for common shareholders. The difference between diluted and basic shares outstanding relates to outstanding stock options.

INCREASE IN AUTHORIZED SHARES

    On May 14, 1996, the board of directors authorized an amendment to the Company's Certificate of Incorporation that was effective immediately prior to the closing of the initial public offering of the Company's common stock. The amendment increased the authorized shares of common stock to 150.0 million shares and also authorized the Company to issue up to 10.0 million shares of Preferred Stock.

RESTRICTED STOCK AWARDS

    In January 1996, the Company awarded 76,000 restricted shares of the Company's common stock to certain employees as compensation to be earned over the term of the employees' related employment agreements (three years). The market value of the stock at the date of award was $380,000. This amount has been recorded as unearned compensation-restricted stock and is shown as a separate component of stockholders' equity. For the years ended December 31, 1996 and 1997, the Company recognized compensation expense of $126,000 and $127,000, respectively, related to these awards.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (CONTINUED)

CASH AND CASH EQUIVALENTS

    For the purposes of the statement of cash flows, the Company considers all cash and investments with an original maturity of 90 days or less to be cash equivalents.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

LONG-LIVED ASSETS

    Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

EFFECTS OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for that financial statement but requires that the enterprise display an amount representing total comprehensive income for the period in that financial statement. The Company has adopted SFAS 130 in the accompanying supplemental consolidated financial statements.

    In June 1997, the FASB issued SFAS 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. Although the adoption of SFAS 131 will require additional disclosure in the Company's financial statements, the Company has not yet determined those additional disclosures.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (CONTINUED)

(2)  CONCENTRATIONS

    The Company's revenues from major customers (revenues in excess of 10% of total sales) are from entities involved in the telecommunications, technology and transportation industries. The revenues from such customers as a percentage of total revenues for each of the three years ended December 31, 1997, are as follows:

                                                                           1995       1996       1997
                                                                         ---------  ---------  ---------
Customer A.............................................................        28%        26%        18%
Customer B.............................................................        17%         1%     --
Customer C.............................................................         3%        14%         2%
Customer D.............................................................     --            27%        23%
Customer E.............................................................     --         --            15%
                                                                               ---        ---        ---
                                                                               48%        68%        58%
                                                                               ---        ---        ---
                                                                               ---        ---        ---

    At December 31, 1997, accounts receivable from Customers A, C, D and E were $6.2 million, $4.3 million, $4.3 million and $8.4 million, respectively. At December 31, 1996, accounts receivable from Customers A, C and D were $8.9 million, $3.1 million and $6.3 million, respectively. There were no other customers with receivable balances in excess of 10% of consolidated accounts receivable.

    The loss of one or more of its significant customers could have a material adverse effect on the Company's business, operating results or financial condition. To limit the Company's credit risk, management performs ongoing credit evaluations of its customers and maintains allowances for potentially uncollectible accounts. Although the Company is directly impacted by economic conditions in the telecommunications, technology, transportation, healthcare and financial services industries, management does not believe significant credit risk exists at December 31, 1997.

GEOGRAPHIC AREA INFORMATION

    Prior to 1996, the Company operated exclusively within the United States. Geographic area information as of and for the years ended December 31, 1996 and 1997, is as follows (in thousands):

                                      UNITED        ASIA
                                      STATES       PACIFIC     CANADA      OTHER      TOTAL
                                   ------------  -----------  ---------  ---------  ----------
DECEMBER 31, 1997:
Revenues.........................   $  228,743    $  29,790   $  14,497  $   6,027  $  279,057
Income (loss) before income
 taxes...........................       31,325        3,647       1,444       (959)     35,457
Assets...........................      150,138       18,564       9,623     14,042     192,367

DECEMBER 31, 1996:
Revenues.........................   $  151,596    $  13,264   $   5,761  $     644  $  171,265
Income (loss) before income
 taxes...........................       22,163        1,750         292       (568)     23,637
Assets...........................      131,027       10,326       3,633      2,025     147,011

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (CONTINUED)

(3)  PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following at December 31, 1996 and 1997 (in thousands):

                                                                           1996        1997
                                                                        ----------  ----------
Computer equipment and software.......................................  $   21,177  $   34,213
Telephone equipment...................................................       2,228       6,530
Furniture and fixtures................................................       7,683      17,014
Leasehold improvements................................................       5,113      17,456
Other.................................................................         414         337
                                                                        ----------  ----------
                                                                            36,615      75,550
Less accumulated depreciation.........................................     (11,756)    (21,812)
                                                                        ----------  ----------
                                                                        $   24,859  $   53,738
                                                                        ----------  ----------
                                                                        ----------  ----------

    Included in the cost of property and equipment is the following equipment obtained through capitalized leases as of December 31, 1996 and 1997 (in thousands):

                                                                            1996       1997
                                                                          ---------  ---------
Computer equipment and software.........................................  $  12,168  $  15,545
Telephone equipment.....................................................        942      1,078
Furniture and fixtures..................................................      5,596      7,471
                                                                          ---------  ---------
                                                                             18,706     24,094
Less accumulated depreciation...........................................     (4,441)    (9,060)
                                                                          ---------  ---------
                                                                          $  14,265  $  15,034
                                                                          ---------  ---------
                                                                          ---------  ---------

    Depreciation expense was $2.2 million, $5.4 million and $10.3 million for the years ended December 31, 1995, 1996, and 1997, respectively. Depreciation expense related to leased equipment under capital leases was $985,000, $3.2 million and $4.7 million for the years ended December 31, 1995, 1996, and 1997, respectively.

(4)  CAPITAL LEASE OBLIGATIONS

    On July 11, 1995, the Company negotiated a master lease agreement with a bank. In May 1996, the master lease was amended to increase the lease line to $15.0 million. The terms of the leases are 48 months and interest is payable at the then most recent weekly average of three-year Treasury notes plus 125 basis points.

    The Company has financed property and equipment under non-cancelable capital lease obligations. Accordingly, the fair value of the equipment has been capitalized and the related obligation recorded. The average implicit interest rate on these leases was 8.3% at December 31, 1997. Interest is charged to expense at a level rate applied to declining principal over the period of the obligation.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (CONTINUED)

(4)  CAPITAL LEASE OBLIGATIONS (CONTINUED)

    The future minimum lease payments under capitalized lease obligations as of December 31, 1997, are as follows (in thousands):

YEAR ENDING DECEMBER 31,
------------------------
1998...............................................................................  $   7,177
1999...............................................................................      6,045
2000...............................................................................      2,786
2001...............................................................................        229
2002...............................................................................        133
                                                                                     ---------
                                                                                        16,370
Less amount representing interest..................................................     (1,383)
                                                                                     ---------
                                                                                        14,987
Less current portion...............................................................     (5,555)
                                                                                     ---------
                                                                                     $   9,432
                                                                                     ---------
                                                                                     ---------

    Interest expense on the outstanding obligations under such leases was $313,000, $892,000 and $1,106,000 for the years ended December 31, 1995, 1996, and 1997, respectively.

(5)  LONG-TERM DEBT

    As of December 31, 1996 and 1997, long-term debt consisted of the following notes (in thousands):

                                                                                 1996       1997
                                                                               ---------  ---------
Note payable, interest at 8% per annum, principal and interest payable
 monthly, maturing May 2000..................................................  $     129  $      95
Note payable, interest at 5% per annum, principal and interest payable
 quarterly, maturing December 1999...........................................     --            422
Note payable, interest at 5% per annum, principal and interest payable
 quarterly, maturing December 2000...........................................        242        174
Note payable, interest at 8.78% per annum, principal and interest payable
 quarterly, maturing December 2002...........................................     --             97
Other notes payable..........................................................         67         26
                                                                               ---------  ---------
                                                                                     438        814
  Less current portion.......................................................       (148)      (355)
                                                                               ---------  ---------
                                                                               $     290  $     459
                                                                               ---------  ---------
                                                                               ---------  ---------

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 (CONTINUED)

(5)  LONG-TERM DEBT (CONTINUED)
    Annual maturities of the long-term debt described above are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1998..................................................................................  $     355
1999..................................................................................        374
2000..................................................................................         44
2001..................................................................................         22
2002..................................................................................         19
                                                                                        ---------
                                                                                        $     814
                                                                                        ---------
                                                                                        ---------

(6) REVOLVING LINE OF CREDIT

    The Company has an unsecured revolving line of credit agreement with a commercial bank under which it may borrow up to $15.0 million, which expires in May 1998. Interest is payable at various interest rates. The borrowings can be made at (i) the bank's prime rate; (ii) a certificate of deposit rate plus 125 basis points for periods of 7 to 90 days with minimum advances of $500,000 with $100,000 increments; (iii) LIBOR plus 125 basis points for borrowing periods of 1, 2, 3 or 6 months; or (iv) agreed-upon rates. At December 31, 1996 and 1997, there were no amounts outstanding under this facility. The Company is required to comply with certain minimum financial ratios under covenants in connection with the borrowings described above.

    The Company has available an operating loan of $2,000,000 (CDN$) which is due on demand and bears interest at the bank's prime rate which was 6.5% at December 31, 1997 (1996 - 4.75%). The operating loan is collateralized by a general security agreement, a partial assignment of accounts receivable insurance in the amount of $500,000 (CDN$), partial assignment of life insurance on the majority shareholder in the amount of $400,000 (CDN$) and an assignment of fire insurance. As of December 31, 1996 and 1997, there was $362,000 and $1,094,000, respectively, outstanding under this operating loan.

(7) INCOME TAXES

    The components of income before income taxes are as follows (in thousands):

                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
Domestic......................................................  $   7,085  $  22,163  $  31,325
Foreign.......................................................        145      1,474      4,132
                                                                ---------  ---------  ---------
        Total.................................................  $   7,230  $  23,637  $  35,457
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(7)  INCOME TAXES (CONTINUED)

    The components of the provision for income taxes are as follows (in thousands):

                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
Current provision:
  Federal.....................................................  $   2,473  $   7,653  $  11,116
  State.......................................................        434      1,784      2,490
  Foreign.....................................................         63        921      1,686
                                                                ---------  ---------  ---------
                                                                    2,970     10,358     15,292
                                                                ---------  ---------  ---------
Deferred provision:
  Federal.....................................................       (154)      (474)    (1,036)
  State.......................................................        (37)      (111)      (190)
  Foreign.....................................................     --         --             57
                                                                ---------  ---------  ---------
                                                                     (191)      (585)    (1,169)
Change in tax status from S corporation to C corporation......        213     --         --
                                                                ---------  ---------  ---------
                                                                $   2,992  $   9,773  $  14,123
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    The following reconciles the Company's effective tax rate to the federal statutory rate for the years ended December 31, 1995, 1996, and 1997 (in thousands):

                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
Income tax expense per federal statutory rate.................  $   2,458  $   8,273  $  12,410
State income taxes, net of federal deduction..................        262      1,144      1,491
Effect of change in tax status from S corporation to C
 corporation..................................................        213     --         --
Permanent differences.........................................         46        150       (100)
Foreign income taxed at higher rate...........................         13        206        322
                                                                ---------  ---------  ---------
                                                                $   2,992  $   9,773  $  14,123
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    The Company's deferred income tax assets and liabilities are summarized as follows (in thousands):

                                                                              1996       1997
                                                                            ---------  ---------
Deferred tax assets:
  Allowance for doubtful accounts.........................................  $     540  $     876
  Vacation accrual........................................................        588      1,062
  Insurance reserves......................................................     --            475
  Other...................................................................     --            489
                                                                            ---------  ---------
                                                                                1,128      2,902
 Deferred tax liabilities:
  Excess depreciation for tax.............................................       (564)    (1,217)
                                                                            ---------  ---------
Net deferred income tax asset.............................................  $     564  $   1,685
                                                                            ---------  ---------
                                                                            ---------  ---------

    A valuation allowance has not been recorded as the Company expects that all deferred tax assets will be realized in the future.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8) COMMITMENTS AND CONTINGENCIES

    LEASES. The Company has various operating leases for equipment, call center facilities and office space. Lease expense under operating leases was approximately $2,100,000, $4,327,000 and $8,163,000 for the years ended December 31, 1995, 1996, and 1997, respectively.

    The future minimum rental payments required under non-cancelable operating leases as of December 31, 1997, are as follows (in thousands):

YEAR ENDED DECEMBER 31,
-----------------------
1998...............................................................................  $   9,599
1999...............................................................................      9,423
2000...............................................................................      7,061
2001...............................................................................      5,903
2002...............................................................................      4,271
Thereafter.........................................................................     14,929
                                                                                     ---------
                                                                                     $  51,186
                                                                                     ---------
                                                                                     ---------

    The Company has an outstanding irrevocable standby letter of credit of $375,000 at December 31, 1997, which secures commitments under a facilities lease and expires in February 1999.

    AMOUNTS HELD IN TRUST. As part of its services to clients, the Company administers bank accounts in trust for the benefit of the clients. Amounts held in trust at December 31, 1997 and 1996 totaled $1,452,185 (CDN$) and $612,295 (CDN$), respectively. No amounts have been recognized in these financial statements as the Company holds no claim to these funds.

    LEGAL PROCEEDINGS. In November 1996, the Company received notice that CompuServe Incorporated ("CompuServe") was withdrawing its WOW! Internet service from the marketplace and that effective January 31, 1997, it would terminate all the programs provided to CompuServe by the Company. Pursuant to the terms of its agreement with the Company, CompuServe was entitled to terminate the agreement for reasonable business purposes upon 120 days advance notice and by payment of a termination fee calculated in accordance with the agreement. In December 1996, the Company filed suit against CompuServe to enforce these termination provisions and collect the termination fee. CompuServe filed a counterclaim in December 1996 alleging that the Company breached other provisions of this agreement and seeking unspecified monetary damages. In March 1997, CompuServe asserted a right to offset, against the amount that may be awarded to CompuServe on its counterclaim, if any, certain accounts receivable it owes to the Company for services rendered. These accounts receivable total $4.3 million as of December 31, 1997.

    In mid-1997, CompuServe announced it had agreed to sell its worldwide on-line services business to America Online, Inc. and its network services business to a wholly owned subsidiary of WorldCom, Inc. The Company and CompuServe agreed to stay their litigation pending the sale, which was completed in January 1998. The litigation has now recommenced. Although the Company believes that this litigation will not have a material adverse effect on the Company's financial condition or results of operations, the ultimate outcome is still uncertain. Because it is uncertain whether this litigation will be concluded in 1998, the Company has reclassified the $4.3 million receivable as a long-term asset in the December 31, 1997 balance sheet.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) COMMON STOCK OFFERINGS

    In August 1996, the Company completed an initial public offering of 4.0 million shares of common stock at a price of $14.50 per share. Selling shareholders sold an additional 3.2 million shares of common stock in the Company's initial public offering. Immediately prior to the offering, the Company acquired 98,810 shares of treasury stock at a price of $10 per share.

    In November 1996, the Company completed a secondary offering of 600,000 shares of common stock at a price of $31 per share. Selling shareholders sold an additional 4.0 million shares of common stock in connection with the secondary offering of which 155,600 were shares sold upon the exercise of stock options.

(10) EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) profit-sharing plan that covers all employees who have completed one year of service, as defined, and are 21 or older. Participants may defer up to 15% of their gross pay up to a maximum limit determined by law. Participants are always 100% vested in their contributions. Participants are also eligible for a matching contribution by the Company of 50% of the first 5% of compensation a participant contributes to the plan. Participants vest in all matching contributions over a four-year period.

(11) MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

    In January 1995, the Company issued 1.86 million shares of convertible Preferred Stock at $6.45 per share for gross proceeds of $12.0 million. The 1.86 million shares of Preferred Stock initially were convertible, at the option of the preferred stockholders, into 9.3 million shares of common stock. In the event that the holders of Preferred Stock had not exercised their conversion rights prior to May 18, 2002, they would have been entitled to either convert their Preferred Stock to shares of common stock or redeem their shares for cash. Such conversion was to have provided an internal rate of return to the preferred stockholders of 7% per annum. Accordingly, dividends were accrued cumulatively at the rate of 0.5833% per month. In connection with and immediately prior to the Company's initial public offering in July 1996, all 1.86 million outstanding shares of Preferred Stock together with all accrued dividends thereon were converted into 9.3 million shares of common stock.

(12) STOCK COMPENSATION PLANS

    The Company adopted a stock option plan during 1995 and amended and restated the plan in January 1996 for directors, officers, employees, consultants and independent contractors. The plan reserves 7.0 million shares of common stock and permits the award of incentive stock options, non-qualified options, stock appreciation rights and restricted stock. Outstanding options vest over a three- or five-year period and are exercisable for 10 years from the date of grant.

    In January 1996, the Company adopted a stock option plan for non-employee directors (the "Director Plan"), covering 750,000 shares of common stock. All options are to be granted at fair market value at the date of grant. Options vest as of the date of the option and are not exercisable until six months after the option date. Options granted are exercisable for 10 years from the date of grant unless a participant is terminated for cause or one year after a participant's death. The Director Plan had options to purchase 262,500 and 337,500 shares outstanding at December 31, 1996 and 1997, respectively.

    In July 1996, the Company adopted an employee stock purchase plan (the "ESPP"). Pursuant to the ESPP, an aggregate of 200,000 shares of common stock of the Company will be sold in periodic offerings to

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12) STOCK COMPENSATION PLANS (CONTINUED)

eligible employees of the Company. The price per share purchased in any offering period is equal to the lesser of 90% of the fair market value of the common stock on the first day of the offering period or on the purchase date. The offering periods have a term of six months. Contributions to the plan for the years ended December 31, 1996 and 1997, were $166,000 and $419,000, respectively.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123 (SFAS 123)

    The Financial Accounting Standards Board's SFAS 123, "Accounting for Stock Based Compensation," defines a fair value based method of accounting for an employee stock option, employee stock purchase plan or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by the Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in SFAS 123 has been applied.

    The Company has elected to account for its stock-based compensation plans under APB 25; however, the Company has computed, for pro forma disclosure purposes, the value of all options granted using the Black-Scholes option pricing model as prescribed by SFAS 123 and the following weighted average assumptions used for grants:

                                                              1995        1996        1997
                                                           ----------  ----------  ----------
Risk-free interest rate..................................        6.3%        6.3%        5.4%
Expected dividend yield..................................          0%          0%          0%
Expected lives...........................................   4.1 years   4.1 years   3.2 years
Expected volatility......................................         59%         59%         70%

    The pro forma compensation expense was computed to be the following approximate amounts:

Year ended December 31, 1995....................................  $341,000
Year ended December 31, 1996....................................  $3,922,000
Year ended December 31, 1997....................................  $4,121,000

    If the Company had accounted for these plans in accordance with SFAS 123, the Company's net income and pro forma net income per share would have been reported as follows:

NET INCOME (IN THOUSANDS)

                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
As reported...................................................  $   4,238  $  13,864  $  21,334
Pro forma.....................................................  $   3,897  $  11,491  $  18,820

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12) STOCK COMPENSATION PLANS (CONTINUED)
PRO FORMA NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

                                                                            1995       1996       1997
                                                                          ---------  ---------  ---------
As reported:
  Basic.................................................................  $     .08  $     .25  $     .37
  Diluted...............................................................  $     .08  $     .24  $     .35
Pro forma:
  Basic.................................................................  $     .07  $     .21  $     .32
  Diluted...............................................................  $     .07  $     .20  $     .31

    A summary of the status of the Company's two stock option plans for the three years ended December 31, 1997, together with changes during each of the years then ended, is presented in the following table:

                                                                                   WEIGHTED
                                                                                 AVERAGE PRICE
                                                                      SHARES       PER SHARE
                                                                   ------------  -------------
Outstanding, December 31, 1994                                          --         $  --

Grants...........................................................     2,355,000         1.90
Exercises........................................................       --            --
Forfeitures......................................................       --            --
                                                                   ------------       ------
Outstanding, December 31, 1995...................................     2,355,000         1.90

Grants...........................................................     2,929,405         8.78
Exercises........................................................      (165,600)        1.51
Forfeitures......................................................       (79,115)        9.36
                                                                   ------------       ------
Outstanding, December 31, 1996...................................     5,039,690         5.79

Grants...........................................................       880,500        17.79
Exercises........................................................      (470,272)        4.08
Forfeitures......................................................      (519,600)        9.95
                                                                   ------------       ------
Outstanding, December 31, 1997...................................     4,930,318         7.61
                                                                   ------------       ------
                                                                   ------------       ------

Options exercisable at year-end:
  1995...........................................................       285,854    $    1.32
                                                                   ------------       ------
                                                                   ------------       ------
  1996...........................................................       990,234    $    3.32
                                                                   ------------       ------
                                                                   ------------       ------
  1997...........................................................     1,498,425    $    4.90
                                                                   ------------       ------
                                                                   ------------       ------

Weighted average fair value of options granted during the year:
  1995...........................................................  $       0.82
                                                                   ------------
                                                                   ------------
  1996...........................................................  $       4.25
                                                                   ------------
                                                                   ------------
  1997...........................................................  $       7.68
                                                                   ------------
                                                                   ------------

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12) STOCK COMPENSATION PLANS (CONTINUED)

    The following table sets forth the exercise price range, number of shares, weighted average exercise price and remaining contractual lives at December 31, 1997:

                                  WEIGHTED       WEIGHTED
                                   AVERAGE        AVERAGE
  EXERCISE PRICE     NUMBER OF    EXERCISE      CONTRACTUAL
       RANGE           SHARES       PRICE          LIFE
-------------------  ----------  -----------  ---------------
$1.29                 1,041,100   $    1.29              8
$1.30 - $5.00         1,540,346   $    3.66              8
$8.00                 1,067,614   $    8.00              8
$9.00 - $19.25          852,758   $   14.34              9
$19.50 - $26.88         403,500   $   22.50              9
$27.13                   25,000   $   27.13              9

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS

    Fair values of cash equivalents and other current amounts receivable and payable approximate the carrying amounts due to their short-term nature. Short-term investments include primarily U.S. government Treasury bills, investments in commercial paper, corporate bonds and other corporate obligations. These investments are classified as held to maturity securities and are measured at amortized cost. The carrying values of these investments approximate their fair values.

    Debt and long-term receivables carried on the Company's consolidated balance sheet at December 31, 1996 and 1997, respectively, have a carrying value that is not significantly different than its estimated fair value. The fair value is based on discounting future cash flows using current interest rates adjusted for risk. The fair value of the short-term debt approximates its recorded value due to its short-term nature.

(14) OTHER INCOME

    Other income for the year ended December 31, 1995, includes $2.4 million received in settlement of a premature termination of a contract.

(15) RELATED PARTY TRANSACTIONS

    The Company provided reservation call handling services to Midway Airlines Corporation ("Midway"), a majority-owned subsidiary of Zell/Chilmark Fund, L.P. Samuel Zell, a director of the Company, is an affiliate of Zell/Chilmark Fund, L.P., and Rod Dammeyer, a director of the Company and a member of the Audit Committee of the board of directors, is the managing director of Zell/Chilmark Fund, L.P. During the years ended December 31, 1995, 1996, and 1997, the Company charged Midway an aggregate of $1,292,000, $2,324,000 and $841,000, respectively, for services rendered by the Company. Service to Midway was discontinued in 1997 and as of December 31, 1996 and 1997, no amounts were due from Midway for services rendered by the Company.

    The Company utilizes the services of EGI Risk Services, Inc. for reviewing, obtaining and/or renewing various insurance policies. EGI Risk Services, Inc. is a wholly owned subsidiary of The Equity Group Investments, Inc., of which Samuel Zell, a director of the Company, is chairman of the board. During the years ended December 31, 1995, 1996, and 1997, the Company incurred $24,000, $448,000 and $1,166,000, respectively, for such services.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(15) RELATED PARTY TRANSACTIONS (CONTINUED)

    During 1996 and 1997, the Company paid $115,000 and $4,000, respectively, to various subsidiaries of Jacor Communications, Inc. for broadcasting radio advertisements regarding employment opportunities at the Company. Rod Dammeyer, a director of the Company, is a director of Jacor Communications, Inc.

    On August 15, 1996, the Company entered into a one-year consulting agreement with Richard Weingarten & Company, Inc. ("RWCO"). Under the consulting agreement, RWCO received a monthly consulting fee of $10,000. Mr. Weingarten, who is the founder and president of RWCO, tendered his resignation as a member of the board of directors of the Company effective as of the date of the consulting agreement. Mr. Weingarten also received an option to acquire 55,000 shares of common stock at an exercise price of $18 per share.

    In May 1996, the board of directors approved the payment of fees to The Equity Group Investments, Inc., an affiliate of Samuel Zell, a director of the Company, for advice and assistance in consummating the following transactions:

Access 24 purchase......................................  $ 300,000
The Company's initial public offering of stock..........    500,000
Sale of Access 24 Limited stock to PPP (Note 16)........    200,000
                                                          ---------
                                                         $1,000,000
                                                          ---------
                                                          ---------

Fees associated with the Access 24 purchase were allocated to the purchase price. Fees associated with the initial public offering of common stock were netted against the offering proceeds received by the Company. Fees associated with the sale of stock to PPP were netted against the proceeds from this sale.

(16) ACQUISITIONS

    In May 1997, the Company acquired 100% of the common stock of Telemercadeo Integral, S.A. ("TMI") for consideration of $4.2 million, consisting of 100,000 shares of the Company's common stock and cash of $2.4 million. TMI is an inbound customer care provider in Mexico. The acquisition was accounted for using the purchase method. The excess of cost of the acquisition over the underlying net assets of $4.4 million is being amortized using the straight-line method over 25 years. The operations of TMI for all periods prior to the acquisition are immaterial to the results of the Company and, accordingly, no pro forma financial information has been presented.

    On January 1, 1996, the Company acquired 100% of the common stock of Access 24 Services Corporation Pty Limited (with its subsidiaries, "Access 24") for consideration of $7.6 million, consisting of cash of $2.27 million; 970,240 shares of common stock in the Company and expenses related to the acquisition. Access 24 provides inbound, toll-free customer service primarily to the healthcare and financial services sector in Australia, the United Kingdom and New Zealand.

    On April 30, 1996, the Company completed the sale of 50% of the common stock of Access 24 Limited ("Access 24 UK") to PPP Health Care Group plc ("PPP") for $3.8 million cash. Access 24 UK was the United Kingdom subsidiary of Access 24, acquired by the Company as part of the Access 24 acquisition, which operates a call center in London, England. In addition PPP also purchased 1.0 million preferred shares of Access 24 UK for consideration of $1.5 million. The preferred shares have a par value of 1 British pound per share and dividends are cumulative at the rate of 7% per annum. A portion of the proceeds from the sale of the Preferred Stock was used to repay outstanding advances from Access 24.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

    The acquisition of Access 24 has been accounted for using the purchase method. The proceeds from the sale of 50% of the stock of Access 24 UK in excess of the proportionate share of the carrying amounts of the Access 24 UK assets and liabilities have been reflected as a reduction of the goodwill arising from the Access 24 acquisition. The Company's remaining 50% interest in Access 24 UK is being accounted for using the equity method of accounting. The excess of the cost of the investment over the underlying net assets of Access 24 UK is being amortized using the straight-line method over 15 years.

(17) SUBSEQUENT EVENTS

    On February 17, 1998, the Company acquired the assets of Intellisystems, Inc. ("Intellisystems") for $2.0 million in cash and 344,487 shares of common stock. This transaction will be accounted for in accordance with the purchase method of accounting. Intellisystems is a leading developer of patented automated product support systems. Intellisystems' products can electronically resolve a significant percentage of calls coming into customer support centers through telephone, Internet or fax-on-demand.

    On June 8, 1998 and June 17, 1998, the Company consummated business combinations with Digital, which included the exchange of 1,069,000 shares of Company common stock and EDM, which included the exchange of 1,783,444 shares of Company common stock, respectively. These business combinations were accounted for as pooling of interests, and accordingly, the historical financial statements of the Company have been restated to include the financial statements of Digital and EDM for all periods presented.

    The supplemental consolidated statements of income and comprehensive income, stockholders' equity, cash flows and accompanying notes of the Company for the years ended December 31, 1995, 1996 and 1997 include the operations of EDM for the fiscal years ended February 29, 1996, and February 28, 1997 and 1998. The supplemental consolidated balance sheets of the Company as of December 31, 1995, 1996 and 1997 include the balance sheets of EDM for the fiscal years ended February 29, 1996, and February 28, 1997 and 1998. Accordingly, the Company's retained earnings will be adjusted during the year ended December 31, 1998 for the effect of utilizing different fiscal year ends for these periods. Subsequent to the business combinations, the fiscal year end of EDM has been changed from February to December to conform to the Company's year end.

    The supplemental consolidated financial statements have been prepared to give retroactive effect to the business combinations with Digital and EDM in June 1998. Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. The accompanying supplemental consolidated financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combinations are issued.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES

(17) SUBSEQUENT EVENTS (CONTINUED)
    The table below sets forth the combined revenues and net income for the years ended December 31, 1995, 1996 and 1997 (in thousands):

                                                            THI       DIGITAL      EDM     ADJUSTMENTS   COMBINED
                                                         ----------  ---------  ---------  -----------  ----------
1995:
      Revenues.........................................  $   50,467  $  --      $   4,466   $  --       $   54,933
      Net income.......................................       4,156     --             82      --            4,238
1996:
      Revenues.........................................  $  165,504  $  --      $   5,761   $  --       $  171,265
      Net income.......................................      13,756     --            108      --           13,864
1997:
      Revenues.........................................  $  263,477  $   2,521  $  14,497   $  (1,438)  $  279,057
      Net income.......................................      20,273        276        785      --           21,334

(18) SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          FIRST     SECOND      THIRD     FOURTH
                                                                         QUARTER    QUARTER    QUARTER    QUARTER
                                                                        ---------  ---------  ---------  ---------
YEAR ENDED DECEMBER 31, 1997:
Revenues..............................................................  $  61,258  $  67,648  $  70,374  $  79,777
Income from operations................................................      8,564     10,244      6,773      7,566
Net income............................................................      5,352      6,497      4,544      4,941
Net income per common share:
  Basic...............................................................        .09        .11        .08        .09
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Diluted.............................................................        .09        .10        .07        .09
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

                                                                          FIRST     SECOND      THIRD     FOURTH
                                                                         QUARTER    QUARTER    QUARTER    QUARTER
                                                                        ---------  ---------  ---------  ---------
YEAR ENDED DECEMBER 31, 1996:
Revenues..............................................................  $  23,329  $  35,996  $  51,540  $  60,400
Income from operations................................................      2,813      3,652      7,003     10,169
Net income............................................................      1,282      2,086      4,087      6,409
Net income per common share:
  Basic...............................................................        .02        .04        .07        .12
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Diluted.............................................................        .02        .04        .07        .11
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   ASSETS

                                                               December 31,  March 31,
                                                                   1997        1998
                                                               ------------  ---------
                                                                            (Unaudited)
CURRENT  ASSETS:
  Cash and cash equivalents ...................................   $  7,338   $  7,894
  Short-term investments ......................................     69,633     67,556
  Accounts receivable, net of allowance for doubtful
        accounts of  $2,327 and $2,737, respectively ..........     43,664     45,619
  Prepaids and other assets ...................................      1,220      1,487
  Deferred tax asset ..........................................      2,902      2,979
                                                                  --------   --------
       Total current assets ...................................    124,757    125,535
                                                                  --------   --------

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $21,812 and $25,519, respectively ...........     53,738     58,670
                                                                  --------   --------

OTHER ASSETS:
  Goodwill and other intangible assets (net of amortization
        of $587 and $879, respectively) .......................      7,295     12,423
  Long-term accounts receivable ...............................      4,274      4,274
  Investment in affiliated company accounted for under the
      equity method ...........................................        981        995
  Other assets ................................................      1,322      1,850
                                                                  --------   --------
        Total assets ..........................................   $192,367   $203,747
                                                                  --------   --------
                                                                  --------   --------

The accompanying notes are an integral part of these supplemental balance sheets.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
                   (AMOUNTS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                                              December 31,    March  31,
                                                                  1997           1998
                                                              ------------    ----------
                                                                             (unaudited)
CURRENT LIABILITIES:
      Current portion of long-term debt .....................    $  5,910     $  9,642
      Bank overdraft ........................................       1,094            -
      Accounts payable ......................................       8,086        7,408
      Accrued employee compensation .........................      12,244       10,666
      Accrued income taxes ..................................       2,507        3,926
      Other accrued expenses ................................      11,694       15,410
      Customer advances, deposits and deferred income .......       1,472        1,000
                                                                 --------     --------
            Total current liabilities .......................      43,007       48,052

DEFERRED TAX LIABILITIES ....................................       1,217        1,217

LONG-TERM DEBT, net of current portion:
      Capital lease obligations .............................       9,432        7,815
      Other debt ............................................         459          619
                                                                 --------     --------
            Total liabilities ...............................      54,115       57,703
                                                                 --------     --------

STOCKHOLDERS' EQUITY:
   Preferred stock, 10,000,000 shares authorized, zero shares
       issued and outstanding ...............................           -            -
   Common stock, $.01 par value, 150,000,000 shares
       authorized, 59,262,397 and 59,594,318 shares issued,
       59,163,587 and 59,594,318 shares outstanding .........         592          595
   Additional paid-in capital ...............................     104,016      106,385
   Cumulative translation adjustment ........................        (922)        (742)
   Unearned compensation-restricted stock ...................        (127)         (95)
   Treasury stock, 98,810 shares, at cost ...................        (988)           -
   Retained earnings ........................................      35,681       39,901
                                                                 --------     --------
      Total stockholders' equity ............................     138,252      146,044
                                                                 --------     --------
            Total liabilities and stockholders' equity ......    $192,367     $203,747
                                                                 --------     --------
                                                                 --------     --------



    The accompanying notes are an integral part of these supplemental balance sheets.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
            SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                   (Unaudited)

                                    Three  Months Ended March 31,
                                          1997          1998
                                          ----          ----
REVENUES .............................   $ 61,258    $ 80,244
                                         --------    --------
OPERATING EXPENSES:
   Costs of services .................     38,887      51,856
   Selling, general and
       administrative expenses .......     13,807      21,262
                                         --------    --------
   Total operating expenses ..........     52,694      73,118
                                         --------    --------

INCOME FROM OPERATIONS ...............      8,564       7,126
                                         --------    --------

OTHER INCOME (EXPENSES):
   Interest expense ..................       (455)       (302)
   Investment income .................        874         889
   Equity in income of
       affiliated company ............         53          14
   Other .............................        (22)        (94)
                                         --------    --------
                                              450         507
                                         --------    --------
INCOME BEFORE INCOME TAXES ...........      9,014       7,633

   Provision for income taxes ........      3,662       3,081
                                         --------    --------

NET INCOME ...........................   $  5,352    $  4,552
                                         --------    --------
                                         --------    --------

WEIGHTED AVERAGE SHARES
   OUTSTANDING:
   Basic .............................     57,619      59,423
                                         --------    --------
                                         --------    --------
   Diluted ...........................     61,393      61,666
                                         --------    --------
                                         --------    --------

NET INCOME PER COMMON SHARE:
   Basic .............................   $    .09    $    .08
                                         --------    --------
                                         --------    --------
   Diluted ...........................   $    .09    $    .07
                                         --------    --------
                                         --------    --------

 The accompanying notes are an integral part of these supplemental statements.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998
                             (AMOUNTS IN THOUSANDS)
                                   (Unaudited)

                                                             1997       1998
                                                            -------    -------
CASH FLOWS FROM  OPERATING ACTIVITIES:
      Net Income ........................................   $ 5,352    $ 4,552
      Adjustments to reconcile net income to net cash
       provided by operating activities-
         Depreciation and amortization ..................     2,484      3,858
         Allowance for doubtful accounts ................       149        155
         Equity in (income) loss of affiliated company ..       (53)       (14)
         Deferred taxes on income .......................      (571)        (4)
         Deferred compensation expense ..................        32         32
         Changes in assets and  liabilities-
            Accounts receivable .........................    (5,142)    (2,855)
            Prepaids and other assets ...................       209        217
            Deferred contract costs .....................         -          -
            Accounts payable and accrued liabilities ....     2,121      4,434
            Customer advances and deferred income .......       205       (429)
                                                            -------    -------
       Net cash provided by
              operating activities ......................     4,786      9,946
                                                            -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment ................    (4,057)    (9,533)
      Purchase of Intellisystems ........................         -     (2,000)
      Return of deposit on new Call Center ..............     3,000          -
      Changes in accounts payable and accrued
           liabilities relating to investing activities .      (196)      (781)
      Decrease in short-term investments ................       716      2,646
                                                            -------    -------
      Net cash used in investing activities .............      (537)    (9,668)
                                                            -------    -------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net increase (decrease) in bank overdraft .........       233     (1,094)
      Net increase in short-term borrowings .............         -      2,191
      Net decrease in bank overdraft ....................         -          -
      Payments on long-term debt and capital leases .....      (891)    (1,365)
      Exercise of stock options .........................        13        413
                                                            -------    -------
      Net cash provided by (used in) financing activities      (645)       145
                                                            -------    -------
Effect of exchange rate changes on cash .................       (67)       133
                                                            -------    -------
NET INCREASE  IN CASH  AND
      CASH EQUIVALENTS ..................................     3,537        556
CASH AND CASH EQUIVALENTS,
      beginning of period ...............................     5,564      7,338
                                                            -------    -------
CASH AND CASH EQUIVALENTS,
      end of period .....................................   $ 9,101    $ 7,894
                                                            -------    -------
                                                            -------    -------

 The accompanying notes are an integral part of these supplemental statements.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
  NOTES TO UNAUDITED SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998

NOTE (1)--BASIS OF PRESENTATION

     The accompanying unaudited supplemental condensed consolidated financial statements have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. The supplemental condensed consolidated financial statements reflect all adjustments (consisting of only normal recurring accruals) which, in the opinion of management , are necessary to present fairly the financial position, results of operations and cash flows of TeleTech Holdings, Inc. and subsidiaries as of March 31, 1998 and 1997 and for the periods then ended. Operating results for the three month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

     The unaudited supplemental condensed consolidated financial statements should be read in conjunction with the audited supplemental consolidated financial statements and footnotes thereto included in this registration statement.

NOTE (2)--SUBSEQUENT EVENT

     On June 8, 1998 and June 17, 1998, the Company consummated business combinations with Digital Creators, Inc. ("Digital"), which included the exchange of 1,069,000 shares of Company common stock and Electronic Direct Marketing, Ltd. ("EDM") which included the exchange of 1,783,444 shares of Company common stock, respectively. These business combinations were accounted for as pooling of interests, and accordingly, the historical financial statements of the Company have been restated to include the financial statements of Digital and EDM for all periods presented.

     The supplemental condensed consolidated statements of income and cash flows of the Company for the year ended December 31, 1997 includes the operations of EDM for the fiscal year ended February 28, 1998. The supplemental condensed consolidated balance sheet of the Company as of December 31, 1997 includes the balance sheet of EDM for the fiscal year ended February 28, 1998. Accordingly, the Company's retained earnings have been adjusted during the quarter ended March 31, 1998 for the effect of utilizing different fiscal year ends for these periods. During 1998, the fiscal year end of EDM has been changed from February to December to conform to the Company's year end.

     The supplemental condensed consolidated financial statements have been prepared to give retroactive effect to the business combinations with Digital and EDM in June 1998. Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. The accompanying supplemental condensed consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combinations are issued.

                    TELETECH HOLDINGS, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL
                              STATEMENTS-CONTINUED

     The table below sets forth the combined revenues and net income for the three months ended March 31, 1998 and 1997 (in thousands):

                     THI    DIGITAL    EDM  ADJUSTMENTS COMBINED
1998:
      Revenues     $73,764   $1,216   $5,904   $(640)   $80,244
      Net income     4,154       90      308       -      4,552
1997:
      Revenues     $59,198   $  184   $1,876       -    $61,258
      Net income     5,293        8       51       -      5,352

NOTE (3)--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES (IN THOUSANDS):

                                                Three Months Ended March 31,
                                                ----------------------------
                                                       1997       1998
                                                       ----       ----
Cash paid for interest                                $  465     $  301
Cash paid for income taxes                            $1,753     $  375

Noncash investing and financing activities:
       Stock issued in purchase of Intellisystems     $    -     $3,389

NOTE (4)--COMPREHENSIVE INCOME (IN THOUSANDS)

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). The purpose of SFAS 130 is to report a measure of all changes in equity that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. The only item of other comprehensive income reported by the Company is the cumulative translation adjustment. The Company's comprehensive income for the three months ended March 31, 1997 and 1998 was as follows (in thousands):

                                      Three Months Ended March 31,
                                      ----------------------------
                                          1997           1998
                                          ----           ----
Net income for the period                $5,352         $4,552
Change in cumulative translation
  adjustment                                (72)           278
                                         ------         ------
Comprehensive income                     $5,280         $4,830
                                         ------         ------
                                         ------         ------

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS


EXHIBIT
  NO.     DESCRIPTION
-------   -----------
23.1      Consent of Arthur Anderson LLP
27.1 Financial Date Schedule for the three-month perioed ended March 31, 1997, restated
27.2 Financial Date Schedules for fiscal years ended December 31, 1995, 1996 and 1997, restated

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TELETECH HOLDINGS, INC.


                                       /S/ KENNETH D. TUCHMAN
                                       By:  Kenneth D. Tuchman
                                       CHAIRMAN OF THE BOARD OF DIRECTORS,
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

Date: July 28, 1998